Exhibit 23.6

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-1 of BRP Group, Inc. of our report dated August 13, 2019, relating to the financial statements of Lykes Insurance, Inc., appearing in the Registration Statement on Form S-1 (No. 333-233908) filed by BRP Group, Inc. on September 23, 2019.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ RSM US LLP

Orlando, Florida

June 22, 2020